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                                                                    Exhibit 23.1





                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
International Steel Group Inc:


We consent to the use of our report dated March 7, 2003, except as to note 6 which is as of April 2, 2003, with respect to the consolidated balance sheet of International Steel Group Inc. as of December 31, 2002, and the related consolidated statements of income, stockholders' equity and cash flows for the period from inception, February 22, 2002, through December 31, 2002, incorporated herein by reference.








/s/ KPMG LLP

Cleveland, Ohio
January 9, 2004